Exhibit 1.17

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Software
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

Laura Weinhofer

Escalate, Inc.

800-854-2263

lweinhofer@escalate.com

CDC Software Forms Strategic Partnership for its On-Demand

eCommerce Platform with Escalate Retail’s Cross-Channel Retail

Solutions

SHANGHAI, ATLANTA, March 22, 2010 — CDC Software (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced it has entered into a strategic partnership with Escalate Retail, a leading provider of cross-channel commerce solutions, where both businesses have agreed to offer their respective solutions that together will offer an end-to-end Software-as-a-Service (SaaS) e-Commerce and Order Management solution to customers.

Under this agreement, CDC eCommerce, previously known as Truition prior to its acquisition by CDC Software last year, will be targeted to Escalate’s retail and direct marketing customers seeking a SaaS eCommerce platform. Escalate will target CDC eCommerce retail and brand manufacturing customers with their order management and relationship marketing solutions.

“We are very excited to partner with Escalate Retail and offer their on-demand order management platform to our customers,” said Bruce Cameron, president of CDC Software. “We believe that the combination of these two powerful solutions brings one of the most innovative SaaS eCommerce platforms and cross-channel retail and order management solutions to the market that can help customers deliver a superior online retail experience for their consumers.”

“We believe that CDC eCommerce will help our small and medium-size (SMB) customers operate in an on-demand eCommerce environment to enhance their business model and help lower their total cost of technology ownership, while also helping them to further improve their online sales,” said Stewart Bloom, CEO of Escalate Retail. “Both of these solutions will bring significant capabilities to the SMB market.”

About CDC eCommerce

CDC eCommere is a leading on-demand eCommerce platform for retailers and manufacturers that helps them effectively sell products through multiple online sales channels and across international boundaries. Powering more than 150 ecommerce sites in 10 countries, CDC eCommerce provides its client base with a unique combination of technology and professional services, allowing these organizations to effectively outsource core elements of their eCommerce operations. Many of the most well respected brands in the world, such as Sirius Satellite Radio, Major League Baseball, and Dell Financial Services, use CDC eCommerce.

About Escalate Retail

Escalate Retail is the #1 provider of retail solutions that drive cross-channel excellence and personal, relevant shopping experiences – on the web, in the store, on your mobile device, and over the phone. Escalate’s All-Channel Commerce delivers revenue-driving interactions in every channel through a powerful portfolio of solutions, including e-Commerce, m-Commerce, Store Kiosks, Pocket Kiosks, Relationship Marketing, Clienteling, and Order Management. More than 500 retailers run their businesses on Escalate software, including 11 of the largest 100 retailers worldwide, over 50 of the Internet Retailer top 500 e-Commerce sites and 14 of STORES Magazine’s “Hot 100”. The company maintains headquarters in San Diego, CA with three additional offices located across North America and Europe. For more information, visit www.Escalate.com.

About CDC Software

CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and a full range of services designed to help organizations deliver a superior customer experience, while increasing efficiencies and profitability. Leveraging a service-oriented architecture (SOA), CDC Software offers multiple delivery options for their solutions including on-premise, hosted, cloud-based Software as a Service (SaaS) or blended-hybrid deployment offerings. CDC Software’s solutions include enterprise requirements planning

(ERP), manufacturing operations management, enterprise manufacturing intelligence, supply chain management (demand management, order management and warehouse and transportation management), e-Commerce, human capital management, customer relationship management (CRM), complaint management and aged care solutions.

CDC Software’s recent acquisitions are part of its “acquire, integrate, innovate and grow” strategy. Fueling the success of this strategy is the company’s global scalable business and technology infrastructure featuring multiple complementary applications and services, domain expertise in vertical markets, cost effective product engineering centers in India and China, a highly collaborative and fast product development process utilizing Agile methodologies, and a worldwide network of direct sales and channel operations. This strategy has helped CDC Software deliver innovative and industry-specific solutions to more than 6,000 customers worldwide within the manufacturing, distribution, transportation, retail, government, real estate, financial services, health care, and not-for-profit industries. For more information, please visit www.cdcsoftware.com.

Escalate Retail and the Escalate Retail logo are trademarks of Escalate, Inc.

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Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our and Escalate’s expectations regarding this relationship and the potential benefits of this relationship to each party and their respective customers, our beliefs and expectations regarding product offerings and target markets under this strategic relationship, our beliefs regarding the utility and benefits of a combined product and solution offering, our beliefs regarding the intentions and beliefs of both parties relating to market expansion and penetration and performance under this strategic partnership, our beliefs relating to the sale of Escalate solutions to the CDC Truition and other CDC Software customer base, our expectations and those of Escalate with respect to market and customer needs, demands and preferences, our beliefs regarding present and future product support and development and other statements that are not historical fact, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, including the following: (a) the ability to realize strategic objectives by taking advantage of market opportunities; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, in the process manufacturing industries; (c) the ability to address technological changes and developments including the development and enhancement of products; (d) the ability for Pilgrim to continually offer and support new compliance solutions; and (e) the fulfillment of contractual obligations by our partners. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.